3756 Central Avenue Riverside, CA 92506 (951) 686-6060	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS
ANNOUNCES THE PROMOTION OF AN EXECUTIVE

Riverside, Calif. – June 30, 2011 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced that the Company’s Board of Directors promoted Donavon P. Ternes to President of the Company and the Bank.  Mr. Ternes will remain Chief Operating Officer and Chief Financial Officer of both companies.
Craig G. Blunden, Chairman and CEO said, “Donavon is an extremely capable executive.  He has served this Company with distinction for more than 10 years and is well suited for this expanded role.  The Board of Directors and I are confident that his broad expertise and leadership will continue to serve us well.”
Mr. Ternes noted, “I am looking forward to my additional responsibilities and feel fortunate to work with so many highly regarded banking professionals.  I understand that Provident’s long-term success is the result of these dedicated individuals and I am honored to be affiliated with one of Southern California’s leading community banks.”
As a result of Mr. Ternes’ promotion, certain divisions of the Bank will now report to him and certain departments of the Bank will now report to Mr. Blunden.  Specifically, the Finance Division, Retail Banking Division and Real Estate Finance Division will report to Mr. Ternes.  Additionally, the following departments will now be

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managed by Mr. Blunden:  Human Resources, Payroll, General Services, Training and Physical Security.

Safe-Harbor Statement

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

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